Exhibit 3.10

Certificate of Formation
of
Trackplay LLC

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 06/14/2001
010286763 - 3404037

CERTIFICATE OF FORMATION

OF

TRACKPLAY LLC

This Certificate of Formation of Trackplay LLC, dated this 14th day of June, 2001 is being executed and filed by Paula S. Belcher, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.                                       The name of the limited liability company is Trackplay LLC.

2.                                       The address of its registered office in the State of Delaware is 100 Bellevue Road PO Box 6009, in the City of Newark, County of New Castle, Delaware 19713. The name of its registered agent at such address is Autotote Systems, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Trackplay LLC on the date first written above.

/s/ Paula S. Belcher
Paula S. Belcher
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 03/09/2009
FILED 08:00 AM 03/09/2009
SRV 090249596 - 3404037 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.             Name of Limited Liability Company: TRACKPLAY LLC

2.             The Certificate of Formation of the limited liability company is hereby amended as follows:

Registered Agent:

Scientific Games Racing LLC

100 Bellevue

Newark, New Castle, DE 19714 6009

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of March, A.D. 2009.

By:	/s/ Mark J. Goldberg
Authorized Person(s)

Name:	Mark J. Goldberg
Vice President Finance
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